SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: The Form 8-K reporting a January 7, 2008 event originally filed by Magna Entertainment Corp. with the Securities and Exchange Commission on January 11, 2008 is hereby supplemented by this Amendment No. 1 to Current Report on Form 8-K/A.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Magna Entertainment Corp. (“MEC”) filed a Current Report on Form 8-K under Item 5.02 on January 11, 2008 to report that Ron Charles was appointed as Chief Operating Officer (“COO”) of MEC effective January 7, 2008, in addition to Mr. Charles’ positions as Executive Director of MEC California and Director of MEC. As required by Item 5.02 of Form 8-K, MEC stated in such Form 8-K that the material terms of the amended compensation arrangements for Mr. Charles were unavailable and would be reported when finalized, as permitted by Instruction 2 to this Item 5.02. These arrangements were finalized on March 12, 2008.

Under the terms of Mr. Charles’ current employment agreement, he receives a base salary of $500,000 per annum (retroactive to August 1, 2007, the date that Mr. Charles was named the Chair of MEC’s Executive Management Committee and less amounts paid to Mr. Charles under his previous employment arrangements with the MEC) together with an additional discretionary annual bonus as determined by MEC to be based on Mr. Charles’ performance and the financial performance of MEC.

In addition, Mr. Charles shall be granted stock options under MEC’s Long-Term Incentive Plan to purchase 1,000,000 shares of MEC’s Class A Subordinate Voting Stock at an exercise price per share which is equal to the greater of the closing trading price of the shares on the trading day immediately preceding the date that the options are granted and $1.50. The options will have a term of ten (10) years from date of grant and will vest one-fifth on the date of grant and an additional one-fifth on each of the first four anniversaries of the date of grant. The grant of options, and vesting schedule thereof,  will be subject to approval by the Compensation Committee of the Board of Directors of MEC and shall be subject to all other terms and conditions set forth in MEC’s Long-Term Incentive Plan.

The agreement and Mr. Charles’ employment will immediately terminate (a) upon acceptance by MEC of his voluntary resignation, (b) upon his death, (c) at MEC’s option, upon his disability for an aggregate of four months or more in any twenty-four month period, subject to any statutory requirement to accommodate such disability, or (d) if he is dismissed by MEC for cause or by reason of Mr. Charles’ breach of the terms of such agreement.  Mr. Charles or MEC may, at any time, terminate such agreement by providing the other party with twelve months’ prior written notice of intention to terminate. MEC may also, at any time, instead of providing Mr. Charles with twelve months’ prior written notice, elect to terminate his employment immediately by paying him twelve months’ base salary. Mr. Charles will also be subject to non-solicitation obligations with respect to customers, clients and employees of MEC during his employment and for a period of twelve (12) months thereafter as well as an ongoing confidentiality obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

March 12, 2008	by:	/s/William G. Ford
William G. Ford
Corporate Secretary